Exhibit 4.2

EXECUTION VERSION

$150,000,000

7¼% Senior Notes due 2019

REGISTRATION RIGHTS AGREEMENT

December 10, 2013

Deutsche Bank Securities Inc.

As Representative of the Initial Purchasers
c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Headwaters Incorporated, a Delaware corporation (the “Issuer”), proposes to issue and sell to Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Avondale Partners, LLC, Canaccord Genuity Inc., Stifel, Nicolaus & Company, Incorporated and Wedbush Securities Inc.. (each, an “Initial Purchaser” and together, the “Initial Purchasers”) $150,000,000 aggregate principal amount of its 7¼% Senior Notes due 2019 (the “Notes”) upon the terms set forth in the Purchase Agreement among the Issuer, the Guarantors (as defined below) and the Initial Purchasers, dated December 5, 2013 (the “Purchase Agreement”), relating to the initial placement (the “Initial Placement”) of the Notes.  As of the date hereof, the Issuer’s obligations under the Notes will be guaranteed (the “Guarantees”) by each of the guarantors listed on Schedule II of the Purchase Agreement (collectively, the “Guarantors”).  References herein to the “Securities” refer to the Notes and the Guarantees, collectively.  To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to the Initial Purchasers’ obligations thereunder, the Issuer and the Guarantors jointly and severally agree with you (the “Representative”) for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:

1.                                      Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act and the term “controlling” shall have a meaning correlative thereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean a day other than a Saturday, a Sunday or a legal holiday or day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.

“Closing Date” shall mean the date of the first issuance of the Securities.

“Commission” shall mean the Securities and Exchange Commission.

“Deferral Period” shall have the meaning set forth in Section 4(k)(ii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean the period of 180 days following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Issuer and the Guarantors on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Issuer or any Affiliate of the Issuer) for New Securities.

“Final Memorandum” shall mean the final offering memorandum, dated December 5, 2013, relating to the Securities, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

“FINRA Rules” shall mean the Conduct Rules and the By-laws of the Financial Industry Regulatory Authority, Inc.

“Guarantee” shall have the meaning set forth in the introductory paragraph hereto.

“Guarantors” shall have the meaning set forth in the introductory paragraph hereto.

“Holder” shall have the meaning set forth in the introductory paragraph hereto.

“Indenture” shall mean that certain Indenture, dated as of December 10, 2013, among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the introductory paragraph hereto.

“Initial Purchaser” shall have the meaning set forth in the introductory paragraph hereto.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities and New Securities registered under a Shelf Registration Statement.

“Managing Underwriter” shall mean the investment banker or investment bankers and manager or managers who administer an underwritten offering, if any, under a Registration Statement.

“New Securities” shall mean debt securities of the Issuer and Guarantees by the Guarantors, in each case identical in all material respects to the Securities (except that the transfer restrictions shall be modified or eliminated, as appropriate and the entitlement to Additional Interest (as defined in the Indenture) shall be modified or eliminated, as applicable) to be issued under the New Securities Indenture.

“New Securities Indenture” shall mean the Indenture or an indenture among the Issuer, the Guarantors and the New Securities Trustee, identical in all material respects to the Indenture (except that (i) the New Securities shall contain no restrictive legend thereon, (ii) interest thereon shall accrue from the last date on which interest was paid on such Notes or, if no such interest has been paid, from the Closing Date and (iii) which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the Trust Indenture Act), which may be the Indenture if in the terms thereof appropriate provision is made for the New Securities.

“New Securities Trustee” shall mean the Trustee or a bank or trust company reasonably satisfactory to the Initial Purchasers (and shall include Wilmington Trust, National Association), as trustee with respect to the New Securities under the New Securities Indenture.

“Notes” shall have the meaning set forth in the introductory paragraph hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Issuer and the Guarantors to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

“Registrable Securities” shall mean (i) Securities other than those that (a) have been registered under a Registration Statement and disposed of in accordance therewith or (b) have been sold or are eligible for sale under Rule 144 and (ii) any New Securities the resale of which by the Holder thereof requires compliance with the prospectus delivery requirements of the Act; provided, however all Securities or New Securities shall cease to be Registrable Securities upon the second anniversary of the Closing Date.

“Registration Default Damages” shall have the meaning set forth in Section 8 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Representative” shall have the meaning set forth in the introductory paragraph hereto.

“Securities” shall have the meaning set forth in the introductory paragraph hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” shall have the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer and the Guarantors pursuant to the provisions of Section 3 hereof which covers some or all of the Registrable Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trust Indenture Act” (or “TIA”) shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“underwriter” shall mean any underwriter of Securities in connection with an underwritten offering, if any, thereof under a Shelf Registration Statement.

2.                                      Registered Exchange Offer.

(a)                                 The Issuer and the Guarantors shall prepare and use their commercially reasonable efforts to file with the Commission and cause to become effective the Exchange Offer Registration Statement with respect to the Registered Exchange Offer.  The Issuer and the Guarantors shall use their commercially reasonable efforts to cause the Registered Exchange Offer to be completed under the Act within 210 days of the Closing Date.

(b)                                 Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder (i) is not an Affiliate of the Issuer, (ii) acquires the New Securities in the ordinary course of such Holder’s business, (iii) has no arrangements with any person to participate in the distribution of the New Securities, (iv) is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer and (v) is not an Initial Purchaser holding Securities that have the status of an unsold allotment remaining from the initial distribution of the Securities) to trade such New Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c)                                  In connection with the Registered Exchange Offer, the Issuer and the Guarantors shall:

(i)                                     mail or cause to be mailed to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)                                  keep the Registered Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders;

(iii)                               use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act, to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)                              utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City which may be the Trustee, the New Securities Trustee or an Affiliate of either of them;

(v)                                 permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi)                              prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission as reasonably required (A) stating that the Issuer and the Guarantors are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and (B) including a representation that the Issuer and the Guarantors have not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Issuer’s information and belief (which may be based upon representations of the Holders under this Agreement or otherwise), each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities; and

(vii)                           comply in all respects with all laws applicable to the Registered Exchange Offer.

(d)                                 As soon as practicable after the close of the Registered Exchange Offer, the Issuer and the Guarantors shall:

(i)                                     accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)                                  deliver to the Trustee for cancellation in accordance with Section 4(r) hereof all Securities so accepted for exchange; and

(iii)                               cause the New Securities Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

(e)                                  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Issuer or any Affiliate of the Issuer.  Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer that, at the time of the consummation of the Registered Exchange Offer:

(i)                                     any New Securities received by such Holder shall be acquired in the ordinary course of business;

(ii)                                  such Holder shall have no arrangement or understanding with any person to participate in the distribution within the meaning of the Act of the Securities or the New Securities;

(iii)                               such Holder is not an Affiliate of the Issuer or any Guarantor or, if it is an Affiliate of the Issuer, it will comply with the registration and prospectus delivery requirements of the Act to the extent applicable and will provide information to be included in the Shelf Registration Statement in accordance with Section 4 hereof in order to have their Securities included in the Shelf Registration Statement and benefit from the provisions regarding Registration Default Damages in Section 8 hereof; and

(iv)                              if such Holder is an Exchanging Dealer, then such Holder will comply with the applicable provisions of the Act (including the prospectus delivery requirements thereunder).

(f)                                   If any Initial Purchaser reasonably determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities consti-

tuting any portion of an unsold allotment, at the request of such Initial Purchaser, the Issuer and the Guarantors shall issue and deliver to such Initial Purchaser or the person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchasers, in exchange for such Securities, a like principal amount of New Securities.  The Issuer and the Guarantors shall use their commercially reasonable efforts to cause the CUSIP Service Bureau to issue the same CUSIP number and International Securities Identification Number (“ISIN”) for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

3.                                      Shelf Registration.

(a)                                 If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Issuer and the Guarantors determine upon advice of their outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated within 210 days of the Closing Date; (iii) any Holder notifies the Company within 20 Business Days after the commencement of the Registered Exchange Offer that (A) due to a change in law or Commission policy it is not entitled to participate in the Registered Exchange Offer, (B) due to a change in applicable law or Commission policy it may not resell the New Securities to be acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) it is a broker-dealer and owns Registrable Securities acquired directly from the Company or an affiliate of the Company; or (iv) in the case of the Initial Purchasers that participate in the Registered Exchange Offer or acquire New Securities pursuant to Section 2(f) hereof, an Initial Purchaser does not receive freely tradeable New Securities in exchange for Securities constituting any portion of an unsold allotment and notifies the Company within 20 Business Days after the commencement of the Registered Exchange Offer (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of New Securities acquired in exchange for such Securities shall result in such New Securities being not “freely tradeable;” and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not “freely tradeable”), the Issuer and the Guarantors shall, as promptly as practicable file and use their commercially reasonable efforts to cause to become and keep effective a Shelf Registration Statement covering resales of the Notes in accordance with subsection (b) below.

(b)                                 (i) The Issuer and the Guarantors shall, if required by subsection (a) above, as promptly as practicable use their commercially reasonable efforts to file with the Commission and shall use their commercially reasonable efforts to cause to be declared effective under the Act within the (x) later of 210 days of the Closing Date or (y) 90 days after such filing obligation arises pursuant to subsection (a) above, a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to New Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Issuer and the Guarantors may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii)                                  The Issuer and the Guarantors shall use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period from the date the Shelf Registration Statement is declared effective by the Commission until the earliest of:  (A) the second anniversary of the Closing Date or (B) the date upon which all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, the “Shelf Registration Period”).  The Issuer and the Guarantors shall be deemed not to have used their commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if they voluntarily take any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise taken by the Issuer and the Guarantors in good faith and for valid business reasons (not including avoidance of the Issuer’s and the Guarantors’ obligations hereunder), including the acquisition or divestiture of assets and (y) permitted pursuant to Section 4(k)(ii) hereof.

(iii)                               The Issuer and the Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

4.                                      Additional Registration Procedures.  In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a)                                 The Issuer and the Guarantors shall:

(i)                                     furnish to counsel for the Initial Purchasers and to counsel for the Holders, not less than two (2) Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use their commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as counsel to the Holders or counsel for the Initial Purchasers reasonably propose;

(ii)                                  include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii)                               if requested by an Initial Purchaser, include the information required by Item 507 or 508, as applicable, of Regulation S-K in the Prospectus contained in the Exchange Offer Registration Statement or Shelf Registration Statement; and

(iv)                              in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.

(b)                                 The Issuer and the Guarantors shall use their commercially reasonable efforts to ensure that:

(i)                                     any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii)                                  any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  The Issuer and the Guarantors shall advise counsel for the Initial Purchasers, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Issuer or the Guarantors a telephone or facsimile number and address for notices, and, if requested by any Initial Purchaser or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuer and the Guarantors shall have remedied the basis for such suspension):

(i)                                     when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission after the effective date for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding for that purpose;

(iv)                              of the receipt by the Issuer or any Guarantor of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution of any proceeding for such purpose; and

(v)                                 of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)                                 The Issuer and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction.

(e)                                  The Issuer and the Guarantors shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one (1) copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f)                                   The Issuer and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the Preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request.  The Issuer and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)                                  The Issuer and the Guarantors shall furnish to each Exchanging Dealer which so requests, without charge, at least one (1) conformed copy of the Exchange Offer Registration Statement and any post-effective amendments thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(h)                                 The Issuer and the Guarantors shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendments or supplements thereto as any such person may reasonably request.  The Issuer and the Guarantors consent to the use of the Prospectus or any amendments or supplements thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i)                                     Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Issuer and the Guarantors shall arrange, if necessary, for the registration or qualification of the Securities or the New Securities for sale under the laws of such United States jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Issuer or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, in any such jurisdiction where it is not then so subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in such jurisdiction.

(j)                                    The Issuer and the Guarantors shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing at least three (3) Business Days prior to the closing date of any sales of New Securities.

(k)                                 (i)  Upon the occurrence of any event contemplated by subsections (c) (ii) through (v) above, the Issuer and the Guarantors shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchasers of the Securities included therein, the Prospectus shall not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 hereof shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) hereof to and including the date when the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 4(k).

(ii)                                  Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Issuer and the Guarantors, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Issuer and the Guarantors shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(a)(i) hereof, or until it is advised in writing by the Issuer and the Guarantors that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Deferral Period”) (1) shall not exceed 60 consecutive days, (2) shall not occur more than three (3) times during any calendar year and (3) shall extend the number of days the Shelf Registration or any Prospectus is available by an amount equal to the Deferral Period.  Any Registration Default Damages payable pursuant to Section 8(a)(iii) shall cease to accrue during any Deferral Period.

(l)                                     Not later than the effective date of any Registration Statement, the Issuer and the Guarantors shall provide a CUSIP number and ISIN for the Securities or the New Securities, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

(m)                             The Issuer and the Guarantors shall comply in all material respects with all applicable rules and regulations of the Commission and shall make generally available to their security holders earning statements satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement.

(n)                                 The Issuer and the Guarantors shall cause the New Securities Indenture to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

(o)                                 The Issuer and the Guarantors may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer and the Guarantors such information regarding the Holder and the distribution of such Securities as the Issuer and the Guarantors may from time to time reasonably require for inclusion in such Registration Statement.  The Issuer and the Guarantors may exclude from such Shelf Registration Statement the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request and neither the Company nor any Guarantor shall be under any obligation to compensate any such Holder for any lost income, interest or other opportunity foregone, or any liability incurred and shall not be subject to any Additional Interest (as defined in the Indenture) as a result of the decision to exclude such Holder’s Registrable Securities in accordance with this paragraph (o).

(p)                                 In the case of any Shelf Registration Statement, upon the request of the Majority Holders, the Issuer and the Guarantors shall enter into customary agreements (including, if requested, one underwriting agreement in customary form) and take all other appropriate actions, if any, as the Majority Holders shall reasonably request in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

(q)                                 In the case of any Shelf Registration Statement, the Issuer and the Guarantors shall:

(i)                                     make reasonably available for inspection at a location where they are normally kept and during normal business hours by the Majority Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Issuer, the Guarantors and their respective subsidiaries;

(ii)                                  use their commercially reasonable efforts to cause their officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent (each, an “Inspector”) in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that such Inspector shall first agree in writing with the Issuer and the Guarantors that any information that is reasonably and in good faith designated by the Issuer and the Guarantors in writing as confidential at the time of delivery of such information shall be kept confidential by such Inspector, unless (1) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (2) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (3) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (4) such information becomes available to such Inspector from a source other than the Issuer or the Guarantors and such source is not known, after due inquiry, by the relevant Holder to be bound by a confidentiality agreement or is not otherwise under a duty of trust to the Issuer or the Guarantors;

(iii)                               make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by Issuer to underwriters in primary underwritten offerings;

(iv)                              obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriter, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v)                                 obtain “comfort” letters and updates thereof from the independent certified public accountants of Holdings (and, if necessary, any other independent certified public accountants of any subsidiary of Holdings or of any business acquired by Holdings for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings;

(vi)                              deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriter, if any, including those to evidence compliance with Section 4(k) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer or the Guarantors; and

(vii)                           cooperate with each seller of Registrable Securities covered by any Shelf Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made pursuant to the FINRA Rules.

(r)                                    If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Issuer (or to such other person as directed by the Issuer) in exchange for the New Securities, the Issuer shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the New Securities.  In no event shall the Securities be marked as paid or otherwise satisfied.

(s)                                   The Issuer and the Guarantors shall use their commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

5.                                      Registration Expenses.  The Issuer and the Guarantors shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Cahill Gordon & Reindel LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, shall reimburse the Initial Purchasers for the reasonable fees and disbursements of one counsel acting in connection therewith, in each case which counsel shall be approved by the Issuer (such approval not to be unreasonably withheld).  Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Securities or New Securities.

6.                                      Indemnification and Contribution.

(a)                                 The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement, each Initial Purchaser and each Affiliate thereof and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers and Affiliates of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either the Act or the Exchange Act against any and all loss-

es, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agree (subject to the limitations set forth in the proviso to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the party claiming indemnification specifically for inclusion therein.  This indemnity agreement shall be in addition to any liability that the Issuer and the Guarantors may otherwise have.  The Issuer and the Guarantors shall not be liable under this Section 6 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Issuer or the Guarantors, as applicable, which consent shall not be unreasonably withheld.

(b)                                 Each Holder of securities covered by a Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Issuer and the Guarantors and each of their respective directors, each of their respective officers who signs such Registration Statement and each person who controls the Issuer or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuer and the Guarantors by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement shall be in addition to any liability that any such Holder may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) shall not relieve it from liability under paragraph (a) or (b) of this Section 6 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) of this Section 6, except as provided in paragraph (d) below.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified person), (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representative, and any such separate firm for the Issuer or any of the Guarantors, and any control persons of the Issuer or any of the Guarantors shall be designated in writing by the Issuer or such Guarantor, as the case may be.  In the event that any Initial Purchaser, its affiliates, directors and officers or any control persons of such Initial Purchaser are Indemnified Persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 6(c), and any such Initial Purchaser, its affiliates, directors and officers or any control persons of such Initial Purchaser cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such Indemnified Persons shall be designated in writing by the Representative.  An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any state-

ment as to, or any concession of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party in the respect of any aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to paragraph (a) or (b) of this Section 8, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, as set forth in the Purchase Agreement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum.  Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act.  Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances.  The parties agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph 6(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6(d), each person, if any, who controls a Holder within the meaning of either the Act or the Exchange Act and each director and officer of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement and each director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph 6(d).

(e)                                  The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuer or any of the indemnified persons referred to in this Section 6, and shall survive the sale by a Holder of securities covered by a Registration Statement.

7.                                      Underwritten Registrations.

(a)                                 If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters, if any, shall be selected by the Majority Holders, subject to the consent of the Issuer (which shall not be unreasonably withheld), and the Holders of Securities or New Securities covered by such Shelf Registration Statement shall be responsible for all underwriting commissions and discounts.

(b)                                 No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.                                      Registration Defaults.

(a)                                 If any of the following events shall occur, then the Issuer and the Guarantors shall pay liquidated damages (the “Registration Default Damages”) to the Holders of Securities in respect of the Securities as follows:

(i)                                     if (a) neither (x) the Registered Exchange Offer is completed, nor (y) if required, the Shelf Registration Statement is declared effective, within, in each case, 210 days of the Closing Date, then Registration Default Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum on the principal amount of such Registrable Securities for the first 90 days from and including such specified date and increasing by an additional 0.25% per annum at the beginning of each subsequent 90-

day period thereafter; provided that Registration Default Damages in the aggregate under this Section 8 may not exceed 1.0% per annum of the principal amount of such Registrable Securities; or

(ii)                                  notwithstanding that the Issuer and the Guarantors have consummated or will consummate a Registered Exchange Offer, if the Issuer and the Guarantors are required or requested pursuant to Section 3(a) to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective on or prior to the 90th day following the date the filing of such Shelf Registration Statement is required or requested pursuant to Section 3(a), then Registration Default Damages shall accrue on the Registrable Securities (but only with respect to Registrable Securities held by those Holders who have provided any required notice pursuant to clauses (iii) or (iv) of Section 3(a)) at a rate of 0.25% per annum of the principal amount of such Registrable Securities for the first 90 days from and including such specified date and increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period thereafter; provided that Registration Default Damages in the aggregate under this Section 8 may not exceed 1.0% per annum of the principal amount of such Registrable Securities; or

(iii)                               subject to the last sentence of Section 4(k)(ii) above, if the Shelf Registration Statement required by Section 3(a) of this Agreement has been declared effective but thereafter ceases to be effective at any time at which it is required to be effective under this Agreement and such failure to remain effective exists for more than 30 consecutive days or more than 60 days (whether or not consecutive) during the period for which the Shelf Registration Statement is required, then commencing on the 31st day or 61st day, as applicable, following the date on which such Shelf Registration Statement ceases to be effective, Registration Default Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum of the principal amount of such Registrable Securities for the first 90 days from and including such 31st day or 61st day, as applicable, following the date on which such Shelf Registration Statement ceases to be effective and increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period thereafter; provided that Registration Default Damages in the aggregate under this Section 8 may not exceed 1.0% per annum of the principal amount of such Registrable Securities;

provided, however, that upon (1) the completion of the Exchange Offer (in the case of paragraph (i) above), (2) the earlier of the effectiveness of the Shelf Registration Statement (in the case of paragraph (ii) above) or the second anniversary of the Closing Date and (3) the earlier of effectiveness of the Shelf Registration Statement which had ceased to remain effective or the second anniversary of the Closing Date (in the case of paragraph (iii) above), Registration Default Damages shall cease to accrue.

(b)                                 The Issuer and the Guarantors shall notify the Trustee within one Business Day after each and every date on which an event occurs in respect of which Registration Default Damages are required to be paid and within one Business Day after such Registration

Default Damages cease to accrue.  Any amounts of Registration Default Damages due pursuant to Section 8(a) will be payable in cash on each interest payment date specified by the Indenture to the record holder entitled to receive the interest payment to be made on such date, commencing with the first such date occurring after any such Registration Default Damages commences to accrue.

(c)                                  The parties hereto agree that the liquidated damages in the form of Registration Default Damages provided for in this Section 8 constitute a reasonable estimate of and are intended to constitute the sole damages payable under this Agreement that will be suffered by Holders of Securities by reason of the failure of (i) the Registered Exchange Offer to be completed; or (ii) the Shelf Registration Statement, if required hereby, to be declared effective, in each case to the extent required by this Agreement.

9.                                      No Inconsistent Agreements.  Neither the Issuer nor the Guarantors have entered into, and the Issuer and the Guarantors agree not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10.                               Amendments and Waivers.  The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding; provided that, with respect to any matter that directly or indirectly affects the rights and obligations of any Initial Purchaser hereunder, the Issuer and the Guarantors shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer and the Guarantors have obtained the written consent of the Initial Purchasers and each Holder.  Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

11.                               Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a)                                 if to a Holder, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 11, which address initially is,

with respect to each Holder, the address of such Holder maintained by the Registrar (as such term is defined in the Indenture) under the Indenture;

(b)                                 if to the Initial Purchasers, initially at the address or addresses set forth in the Purchase Agreement; and

(c)                                  if to the Issuer or the Guarantors, initially at their address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Issuer by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12.                               Remedies.  Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement.  The Issuer and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

13.                               Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Issuer thereto, subsequent Holders of Securities and the New Securities, and the indemnified persons referred to in Section 6 hereof.  The Issuer and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14.                               Counterparts.  This Agreement may be signed in one or more counterparts which may be delivered in original form or by telecopier, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

15.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

16.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17.                               Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18.                               Securities Held by the Issuer, etc.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Issuer or its Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among the Issuer and the Guarantors and the Representative.

Very truly yours,

HEADWATERS INCORPORATED

By:	/s/ Donald P. Newman
Name: Donald P. Newman
Title: Chief Financial Officer

EACH OF THE GUARANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ Donald P. Newman
Name: Donald P. Newman
Title: Chief Financial Officer

Signature Page to Registration Rights Agreement

SCHEDULE I

GUARANTORS

1.                                      HCM Stone, LLC, a Utah limited liability company

2.                                      Dutch Quality Stone, Inc., an Ohio corporation

3.                                      Eldorado SC-Acquisition Co., a Utah corporation

4.                                      Eldorado Stone LLC, a Delaware limited liability company

5.                                      Eldorado Stone Acquisition Co., LLC, a Utah limited liability company

6.                                      Eldorado Stone Funding Co., LLC, a Utah limited liability company

7.                                      Stonecraft Manufacturing, LLC, an Ohio limited liability company

8.                                      Chihuahua Stone, LLC, a Utah limited liability company

9.                                      Eldorado Stone Operations, LLC, a Utah limited liability company

10.                               L-B Stone, LLC, a Utah limited liability company

11.                               Headwaters Resources, Inc., a Utah corporation

12.                               Headwaters Services Corporation, a Utah corporation

13.                               Headwaters Construction Materials, Inc., a Utah corporation

14.                               HCM Utah, LLC, a Utah limited liability company

15.                               Global Climate Reserve Corporation, a Utah corporation

16.                               Headwaters Construction Materials, LLC, a Texas limited liability company

17.                               Tapco International Corporation, a Michigan corporation

18.                               Atlantic Shutter Systems, Inc., a South Carolina corporation

19.                               Headwaters Technology Innovation Group, Inc. a Utah corporation

20.                               Headwaters Energy Services Corp., a Utah corporation

21.                               Headwaters Heavy Oil, LLC, a Utah limited liability company

22.                               Headwaters Synfuel Investments, LLC, a Utah limited liability company

23.                               Covol Engineered Fuels, LC, a Utah limited liability company

24.                               Covol Fuels No. 2, LLC, a Utah limited liability company

25.                               Covol Fuels No. 4, LLC, a Utah limited liability company

26.                               Covol Fuels No. 5, LLC, a Utah limited liability company

27.                               Headwaters CTL, LLC, a Utah limited liability company

28.                               Environmental Technologies Group, LLC, a Utah limited liability company

29.                               Headwaters Ethanol Operators, LLC, a Utah limited liability company

30.                               HES Ethanol Holdings, LLC, a Utah limited liability company

31.                               Headwaters Plant Services, Inc., a Utah corporation

32.                               Covol Fuels Alabama No. 3, LLC, a Utah limited liability company

33.                               Covol Fuels Alabama No. 4, LLC, a Utah limited liability company

34.                               Covol Fuels Alabama No. 5, LLC, a Utah limited liability company

35.                               Covol Fuels Alabama No. 7, LLC, a Utah limited 1 35. liability company

36.                               Covol Fuels Rock Crusher, LLC, a Utah limited liability company

37.                               Covol Fuels Chinook, LLC, a Utah limited liability company

38.                               FlexCrete Building Systems, L.C., a Utah limited liability company

39.                               HCM Louisiana, LLC, a Utah limited liability company

40.                               Headwaters Clean Carbon Services LLC, a Utah limited liability company

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written:

DEUTSCHE BANK SECURITIES INC.
for itself and as representative of the several Initial Purchasers

By:	/s/ Christopher Blum
Name: Christopher Blum
Title: Managing Director

By:	/s/ Manfred Affenzeller
Name: Manfred Affenzeller
Title: Director

Signature Page to Registration Rights Agreement

ANNEX A

Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it shall deliver a prospectus in connection with any resale of such New Securities.  The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer shall not be deemed to admit that it is an “underwriter” within the meaning of the Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Issuer and the Guarantors have agreed that, for a period of 180 days after consummation of the Registered Exchange Offer, they shall make this Prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

A-1

ANNEX B

Each broker-dealer that receives New Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it shall deliver a Prospectus in connection with any resale of such New Securities.  See “Plan of Distribution.”

B-1

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Securities.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities.  The Issuer and the Guarantors have agreed that, for a period of 180 days after the consummation of the Registered Exchange Offer, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until                     , 20      , all dealers effecting transactions in the New Securities may be required to deliver a Prospectus.

The Issuer and the Guarantors will not receive any proceeds from any sale of New Securities by brokers-dealers.  New Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Securities.  Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of 180 days after the consummation of the Registered Exchange Offer, the Issuer will promptly send additional copies of this Prospectus and any amendments or supplements to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Issuer and the Guarantors have agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the holder of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

[If applicable, add information required by Regulation S-K Items 507 and/or 508.]

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ANNEX D

LANGUAGE TO BE INCLUDED IN LETTER OF TRANSMITTAL

1.                                      PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

2.                                      If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it is not engaged  in, and does not intend to engage in, a distribution of New Securities and it has no arrangements or understandings with any person to participate in a distribution of the New Securities.  If the undersigned is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for New Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it shall deliver a Prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a Prospectus, the undersigned shall not be deemed to admit that it is an “underwriter” within the meaning of the Act.

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